Exhibit 99.3

Superior Financial Corp. Announces New Board Members

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Feb. 6, 2003--Superior Financial Corp. (NASDAQ:SUFI), C. Stanley Bailey, Chairman and CEO of Superior Financial Corp., announced that H. Baker Kurrus and Terry A. Elliott have been elected members of Superior Financial Corp.'s Board of Directors. Kurrus and Elliott will also serve as directors of Superior Bank.
    Kurrus is Executive Vice President and General Counsel for The Winrock Group, Inc., Little Rock, Arkansas, a business holding and management company with interests in automobiles, real estate and related investments. A graduate of the University of Arkansas, Fayetteville, Arkansas, he earned his juris doctorate from Harvard Law School, Cambridge, Massachusetts.
    Kurrus serves as Council Attorney and Executive Board Member of the Boy Scouts of America Quapaw Council and Board Member of the Little Rock School Board and Arkansas Heart Association.
    Elliott is Chief Financial Officer and member of the Board of Directors of Safe Foods Corporation, North Little Rock, Arkansas. Safe Foods is a commercialization partner for food safety technology developed by the University of Arkansas for Medical Sciences, Little Rock, Arkansas. He holds an undergraduate degree in accounting from Texas A&M University, College Station, Texas and is a Certified Public Accountant.
    Elliott recently joined the Board of Directors of USA Truck, Inc., Van Buren, Arkansas, a publicly held truckload motor carrier.
    States Bailey, "We are pleased to have these two gentlemen of such business experience and community stature elected to the company's Board of Directors. Their contributing areas of expertise complement our current board."
    Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.7 billion federal savings bank operating 58 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp.
             C. Stanley Bailey, 501/324-7240
             www.superiorfinancialcorp.com

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